[redacted]

2

Document updated: **June 2021**

ARIZONA association of REALTORS®
REAL SOLUTIONS. REALTOR® SUCCESS.

The pre-printed portion of this form has been drafted by the Arizona Association of REALTORS®. Any change in the pre-printed language of this form must be made in a prominent manner. No representations are made as to the legal validity, adequacy and/or effects of any provision, including tax consequences thereof. If you desire legal, tax or other professional advice, please consult your attorney, tax advisor or professional consultant.

This is a Counter Offer originated by: ☐ Seller ☑ Buyer ☐ Landlord ☐ Tenant

This is a Counter Offer to the ☐ Offer ☑ Counter Offer dated 08/18/2022 (MO/DA/YR) between the following Parties:

Seller/Landlord: [redacted]

Buyer/Tenant: [redacted]

Premises Address: [redacted]

Acceptance of the above Offer and/or Counter Offer is contingent upon agreement to the following:

Purchase Price to be $1,050,000.

Earnest money deposit to be $20,000.

All other terms to remain the same.

Terms of Acceptance: Unless acceptance of this Counter Offer is signed by all parties and a signed copy delivered in person, by mail, facsimile or electronically, and received by the originating party's Broker named in the Contract Section 8q or 9a as applicable by 08/18/2022 at 10 ☐ a.m. ☑ p.m., Mountain Standard Time, this Counter Offer shall be considered withdrawn. Except as modified by this Counter Offer, all other terms and conditions of the above referenced Offer/Counter Offer(s) shall remain unchanged and deemed accepted. Until this Counter Offer has been accepted in the manner described above, the Parties understand that the Party originating this Counter Offer may withdraw the offer to buy, sell, or lease the Premises.

The undersigned acknowledges receipt of a copy hereof.

[redacted] 08/18/2022, 05:21:06 PM PDT Date: ____ Time: ____
☐ Seller ☑ Buyer ☐ Landlord ☐ Tenant

____ Date: ____ Time: ____
☐ Seller ☐ Buyer ☐ Landlord ☐ Tenant

☐ RESPONSE

An additional Counter Offer is attached, and is incorporated by reference. If there is a conflict between this Counter Offer and the additional Counter Offer, the provisions of the additional Counter Offer shall be controlling.

____ Date: ____ Time: ____
☐ Seller ☐ Buyer ☐ Landlord ☐ Tenant

____ Date: ____ Time: ____
☐ Seller ☐ Buyer ☐ Landlord ☐ Tenant

☐ ACCEPTANCE

The undersigned agrees to the terms and conditions of this Counter Offer and acknowledges receipt of a copy hereof.

____ Date: ____ Time: ____
☐ Seller ☐ Buyer ☐ Landlord ☐ Tenant

____ Date: ____ Time: ____
☐ Seller ☐ Buyer ☐ Landlord ☐ Tenant

For Broker Use Only:

Brokerage File/Log No. ____ Manager's Initials ____ Broker's Initials ____ Date ____ (MO/DA/YR)

[redacted]

ARIZONA association of REALTORS® REAL SOLUTIONS. REALTOR® SUCCESS.

The pre-printed portion of this form has been drafted by the Arizona Association of REALTORS®. Any change in the pre-printed language of this form must be made in a prominent manner. No representations are made as to the legal validity, adequacy and/or effects of any provision, including tax consequences thereof. If you desire legal, tax or other professional advice, please consult your attorney, tax advisor or professional consultant.

This is a Counter Offer originated by: ☑ Seller ☐ Buyer ☐ Landlord ☐ Tenant

This is a Counter Offer to the ☑ Offer ☐ Counter Offer dated 08/17/2022 (MO/DA/YR) between the following Parties:

Seller/Landlord: [redacted]

[redacted]c.

[redacted]

1) Purchase price to be $1,070,000.

2) Solar Addendum to be selected. (Line 38).

3) Time of acceptance of Purchase Contract to be extended to 8/18/2022 at 2:00pm (Line 437).

4) All other terms and conditions to remain the same.

Terms of Acceptance: Unless acceptance of this Counter Offer is signed by all parties and a signed copy delivered in person, by mail, facsimile or electronically, and received by the originating party's Broker named in the Contract Section 8q or 9a as applicable by 08/18/2022 at 10:00 ☐ a.m. ☑ p.m., Mountain Standard Time, this Counter Offer shall be considered withdrawn. Except as modified by this Counter Offer, all other terms and conditions of the above referenced Offer/Counter Offer(s) shall remain unchanged and deemed accepted. Until this Counter Offer has been accepted in the manner described above, the Parties understand that the Party originating this Counter Offer may withdraw the offer to buy, sell, or lease the Premises.

The undersigned acknowledges receipt of a copy hereof.

[redacted] dotloop verified 08/18/22 11:21 AM MST YKIP-DSAQ-CAXM-VL82 Date: ________ Time: ________
☑ Seller ☐ Buyer ☐ Landlord ☐ Tenant

________ Date: ________ Time: ________
☐ Seller ☐ Buyer ☐ Landlord ☐ Tenant

☑ RESPONSE

An additional Counter Offer is attached, and is incorporated by reference. If there is a conflict between this Counter Offer and the additional Counter Offer, the provisions of the additional Counter Offer shall be controlling.

[redacted] Date: ________ Time: 08/18/2022, 05:21:06 PM PDT
☐ Seller [redacted] Buyer ☐ Landlord ☐ Tenant

________ Date: ________ Time: ________
☐ Seller ☐ Buyer ☐ Landlord ☐ Tenant

☐ ACCEPTANCE

The undersigned agrees to the terms and conditions of this Counter Offer and acknowledges receipt of a copy hereof.

________ Date: ________ Time: ________
☐ Seller ☐ Buyer ☐ Landlord ☐ Tenant

________ Date: ________ Time: ________
☐ Seller ☐ Buyer ☐ Landlord ☐ Tenant

For Broker Use Only:
Brokerage File/Log No.________ Manager's Initials ☐ Broker's Initials ☐ Date ________ (MO/DA/YR)

[redacted]

SOLAR ADDENDUM

Document updated: **February 2022**

ARIZONA association of REALTORS® REAL SOLUTIONS. REALTOR® SUCCESS.

The pre-printed portion of this form has been drafted by the Arizona Association of REALTORS®. Any change in the pre-printed language of this form must be made in a prominent manner. No representations are made as to the legal validity, adequacy and/or effects of any provision, including tax consequences thereof. If you desire legal, tax or other professional advice, please consult your attorney, tax advisor or professional consultant.

Seller: [redacted]

[redacted]

Premises Address: [redacted]

Date: 08/18/2022

A solar photovoltaic ("PV") panel system ("Solar System") has been installed on the Premises. The Solar System shall convey with the Premises pursuant to the terms set forth below and the following additional terms and conditions are hereby included as a part of the Contract between Seller and Buyer for the above referenced Premises if marked by an "X" and initialed by Seller and Buyer. The terms and conditions of the Contract are included herein by reference.

INSTRUCTIONS:

If the Solar System installed on the Premises is owned outright by Seller or utility owned and is not subject to a lease or unpaid loan, mark the appropriate box on line 14 and complete only Sections 1 and 3.

If the Solar System installed on the Premises is subject to a lease or unpaid loan and Buyer's purchase of the Premises is contingent on Buyer's assumption of the Solar System lease/loan, mark the box on line 23 and complete only Sections 2 and 3.

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1. ☐ Seller Owned or ☐ Utility Owned Solar System

Seller Disclosure: Within three (3) days after Contract acceptance, Seller shall deliver to Buyer all documents in Seller's possession pertaining to the Solar System installed on the Premises. The Solar System documents in Seller's possession are collectively hereinafter referred to as the "Solar System Documents."

Buyer Disapproval: Buyer shall provide notice of any Solar System related items disapproved within the Inspection Period or five (5) days after receipt from Seller of the Solar System Documents, whichever is later. Buyer's failure to deliver a signed notice of cancellation within the specified time period shall conclusively be deemed Buyer's election to proceed with the transaction, subject to the contingencies set forth in the Contract.

If lines 14 - 21 apply: BUYER'S AND SELLER'S INITIALS REQUIRED ______ / ______ / ______ / ______
BUYER BUYER SELLER SELLER

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2. ☑ Solar System Lease/Loan

Lessor/Lien Holder: The term "Lessor," as used herein, shall refer to the company that leases the Solar System to Seller, or the servicer on the unpaid loan used by Seller to purchase the Solar System.

Seller Disclosure: Within three (3) days after Contract acceptance, Seller shall: (i) deliver to Buyer the most recent version of the Solar System lease/loan; (ii) deliver to Buyer all other Solar System documents in Seller's possession; (iii) provide to Buyer the name and phone number of Lessor; and (iv) notify Lessor of the sale, the name of Buyer, and the name of the Escrow Company as set forth in Section 3a of the Contract. The Solar System lease/loan and other documents in Seller's possession are collectively hereinafter referred to as the "Solar System Documents."

Lease/Loan Assumption Contingency: Buyer's obligation to complete this sale is contingent upon Buyer obtaining from Lessor approval to assume the Solar System lease/loan under the existing terms and conditions no later than three (3) days prior to the Close of Escrow date ("Assumption Approval").

Buyer Disapproval: Buyer shall provide notice of any Solar System related items disapproved within the Inspection Period or five (5) days after receipt from Seller of the Solar System Documents, whichever is later. Buyer's failure to deliver a signed notice of cancellation

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[redacted] [redacted] [redacted]

within the specified time period shall conclusively be deemed Buyer's election to proceed with the transaction, subject to the other contingencies set forth herein and in the Contract. Should Buyer elect to proceed with the transaction, Buyer shall immediately apply for lease/loan Assumption Approval in the manner required by Lessor, and Seller and Buyer agree to cooperate fully with Lessor and supply the necessary documentation to complete the assumption.

Unfulfilled Lease/Loan Assumption Contingency: This Contract shall be cancelled, and Buyer shall be entitled to a return of the Earnest Money if, after diligent and good faith effort, Buyer is: (i) unable to obtain Assumption Approval from Lessor; and (ii) delivers to Seller a signed notice of inability to obtain Assumption Approval no later than three (3) days prior to the Close of Escrow date. If Buyer is unable to obtain Assumption Approval within the specified time period, but fails to deliver such notice, Seller may issue a cure notice to Buyer as required by Section 7a of the Contract and, in the event of Buyer's breach, Seller shall be entitled to the Earnest Money pursuant to Section 7b of the Contract. If, prior to expiration of the Cure Period, Buyer delivers notice of inability to obtain Assumption Approval, Buyer shall be entitled to a return of the Earnest Money.

Transfer Fees: Unless required by Lessor, any mandatory Lessor fees associated with Buyer's assumption of the Solar System lease/loan and/or the transfer of the Solar System to Buyer, including, but not limited to, document processing fees, shall be paid by: ☑ Buyer ☐ Seller ☐ Other ______________________ at the time payment is required and is non-refundable.

Credit Score Fee: In the event Buyer does not meet the required credit score mandated by Lessor to assume the Solar System lease/loan and a credit score fee is imposed by Lessor in exchange for issuing Assumption Approval, Buyer shall have the right to provide notice of cancellation within the Inspection Period or five (5) days after receipt of notice from Lessor of the credit score fee, whichever is later. Buyer's failure to deliver a signed notice of cancellation within the specified time period shall conclusively be deemed Buyer's election to proceed with the transaction subject to the other contingencies set forth herein and in the Contract. Should Buyer elect to proceed with the transaction and pay the credit score fee to Lessor in exchange for Assumption Approval, the fee shall be paid by Buyer at the time payment is required and shall be non-refundable.

Solar Tax Credit Loan Balance Reduction: Seller shall be responsible for paying any required reduction in loan balance as it relates to eligible solar tax credits that may be necessary for Buyer to assume the Solar System loan.

If lines 23 - 58 apply: BUYER'S AND SELLER'S INITIALS REQUIRED [redacted] / ______ BUYER / [redacted] SELLER / ______ SELLER

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3. Additional Terms and Conditions

THE FOLLOWING TERMS APPLY TO EITHER SECTION AGREED TO ABOVE:

BUYER: Any change in the current rate plan made by Buyer may result in increased rates or a plan that is less favorable to Buyer, including, but not limited to, the loss of net metering billing status. If electric utilities are not on at the time of Contract Acceptance or anytime thereafter, Buyer should investigate whether the current Solar System rate plan will change as a result. Buyer should ensure that electric utilities are transferred into their name on the day of Close of Escrow. Failure to do so may result in increased rates or a plan that is less favorable to Buyer, including, but not limited to, the loss of net metering billing status.

BUYER'S INITIALS REQUIRED [redacted] / ______ BUYER

SELLER: If electric utilities are on at the time of Contract Acceptance, Seller shall ensure they remain on through Close of Escrow. Should Seller turn off electric utilities or change the existing rate plan at any time between the date of Contract Acceptance and Close of Escrow and doing so results in increased rates or a plan that is less favorable to Buyer, including, but not limited to, the loss of net metering billing status, it shall be deemed a change in the Premises under Section 4f of the Contract.

SELLER'S INITIALS REQUIRED [redacted] SELLER / ______ SELLER

Buyer Due Diligence: Buyer is advised that if the cost, insurability, operation, or value of the Solar System is a material matter to Buyer, it must be investigated within the allotted timeframe set forth in this Addendum. This may include, but is not limited to:

- Age
- Battery Storage
- End of lease/loan terms *(if applicable)*
- Grandfathered utility plan assumption
- Grid tie-in
- Homeowner's insurance coverage
- Maintenance
- Output and production guarantees
- Payment increases
- Roof integrity
- Taxes
- Utility and lessor fees *(if applicable)*
- Utility bills *(note - past performance is not a guarantee of future results)*
- Warranties *(i.e. - panels, inverter, battery, installation, and other equipment)*

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81. **Acknowledgement:** Seller and Buyer recognize, acknowledge, and agree that Brokers are not qualified to advise on Solar Systems, including, but not limited to, cost, insurability, operation, value, or transferability. Seller and Buyer are instructed to consult with independent legal counsel and other qualified licensed professionals to assist in their due diligence efforts. **Because conducting due diligence with respect to the Solar System is beyond the scope of Broker's expertise, Seller and Buyer expressly release and hold harmless Broker(s) from liability for any defects, conditions or transferability problems pertaining to the Solar System.**

86. **BUYER'S INITIALS REQUIRED** [redacted] / ______ BUYER **SELLER'S INITIALS REQUIRED** [redacted] / [redacted]

87. **Additional Terms:** ____________________

88. ____________________

89. ____________________

90. ____________________

91. ____________________

92. **The undersigned agrees to the modified or additional terms and conditions set forth above and acknowledges receipt of a copy hereof.**

94. [redacted] 08/18/2022 MO/DA/YR	^ BUYER'S SIGNATURE MO/DA/YR
95. [redacted] dotloop verified 06/16/22 11:13 AM MST GWZS-RETY-CLPW-RBMG ^ SELLER'S SIGNATURE MO/DA/YR	^ SELLER'S SIGNATURE MO/DA/YR

For Broker Use Only:
Brokerage File/Log No.__________ Manager's Initials ______ Broker's Initials ______ Date __________ MO/DA/YR

[redacted]